EXHIBIT 31.4

CHIEF FINANCIAL OFFICER SECTION 302 CERTIFICATION

I, Roop K. Lakkaraju, certify that:

1.        I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Support.com, Inc.;

2.        Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:        April 29, 2016

By:	/s/ Roop K. Lakkaraju
Roop K. Lakkaraju
Executive Vice President, Chief Financial Officer and Chief Operating Officer
(Principal Financial Officer)